Exhibit 10.1

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is effective as of the 15th day of March, 2011 (the “Effective Date”), between BG Medicine, Inc., a Delaware corporation with offices at 610N Lincoln Street, Waltham, MA 02451 (“BGM”), and Health Diagnostic Laboratory, Inc., a Virginia corporation with offices at 737 N. 5th Street, Suite 103, Richmond, VA 23219 (“HDL”).

WHEREAS, BGM has developed an assay for measuring Galectin-3 levels in a human specimen, which has been shown to provide clinically useful information that could be used by physicians as an aid in the stratification of patients diagnosed with heart failure, among other potential clinical indications; and

WHEREAS, HDL is engaged in the business of providing laboratory testing services; and

WHEREAS, HDL desires to purchase kits from BGM for the performance of BGM’s Galectin-3 assay, and BGM desires to sell such kits to HDL in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, HDL and BGM hereby agree as follows:

1.           Definitions. For purposes of this Agreement, the terms below shall have the meanings set forth below. Additional terms are defined above and throughout the Agreement.

“Affiliate” means, with respect to a party to this Agreement, any current or future Entity which controls, is controlled by, or is under common control with such party. For purposes of this definition only, “control” means direct or indirect ownership of at least fifty percent (50%) of the shares of the subject Entity entitled to vote in the election of directors (or, in the case of an Entity that is not a corporation, for the election of the corresponding managing authority).

“AMA” means the American Medical Association.

“Change of Control” means a transaction or event (or series of related transactions or events) as a result of which the holders of the outstanding voting stock of a party as of the Effective Date cease to own a majority of the outstanding voting stock of such party.

“Clinical Lab” means any Entity engaged in the business of providing clinical laboratory products and/or services.

“CMO” means any Entity with which BGM contracts for the manufacture of Manual Test Kits.

“Desired [***] Change” means an [***] for galectin-3 testing (that would include the Manual Test) with a Medicare national limitation amount (“NLA”) equal to or greater than [***].

“Entity” means a person, corporation, partnership, association, limited liability company, unincorporated organization, firm, or other entity.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDA Approval” means final approval or clearance by the FDA through a premarket approval application (PMA), 510(k) premarket notification (PMN), or other applicable regulatory pathways which are now or may become available to market and sell the Testing Services for commercial purposes in the United States for use with regard to humans.

“Galectin-3” means the protein known as Galectin-3.

“GMP” shall mean the current Good Manufacturing Practice regulations and the Quality System Regulations promulgated by the FDA, including 21 C.F.R. Part 820 et seq., as such regulations may be amended from time to time, and such equivalent regulations or standards of countries outside the United States as may be applicable to activities conducted hereunder.

“Kit” means an in vitro diagnostic medical device, as defined in regulation at 21 C.F.R. § 809.3(a), that is in a kit form and that requires FDA Approval, which can be used to perform the Test. The kit contains the test reagents, microtiter plates, calibrator and quality control materials.

“Kit Price” means (i) [***] per Manual Test Kit until the Desired [***] Change has been approved by the [***], and (ii) [***] per Manual Test Kit after the Desired [***] has been [***] and a [***].

“Manual Test” means a version of the Test which is performed using handheld pipettors, with technologist intervention to move the samples through the steps of the testing protocol.

“Manual Test Kit” means a Kit for performing the Manual Test, as described on Exhibit A attached hereto.

“Regulatory Authority” means any governmental authority with jurisdiction over the manufacture, distribution, use, and marketing of in vitro diagnostics and/or new drug products intended for human use, including the FDA.

“Specifications” means the specifications and descriptions for the Manual Test Kit set forth in the FDA cleared package insert and the manufacturer specifications.

“Term” means the period beginning on the Effective Date and ending upon expiration or termination of this Agreement.

“Territory” means the United States of America

“Test” means an assay that measures Galectin-3 in a human specimen by enzyme-linked immunosorbent assay (ELISA) on a microtiter plate platform, as such assay may be improved or otherwise modified from time to time during the Term with 90 day notice to HDL.

“Testing Service” means the performance of the Manual Test for third parties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.           Supply of Manual Test Kits.

2.1. Purchase Orders. HDL will submit to BGM purchase orders for Manual Test Kits from time to time. All purchase orders shall specify the type and quantity of Manual Test Kits being ordered, the requested delivery date, and the requested delivery location, which shall be in the Territory. HDL shall not submit purchase orders containing any other terms. If HDL does submit a purchase order containing other terms then, in addition to any other remedies available to BGM, such terms shall automatically be deemed rejected by BGM, and in no event shall BGM’s failure to object to such terms or conditions, or BGM’s provision of products specified in such purchase order, be deemed acceptance of such terms.

2.2. Acceptance of Orders. Upon receipt of each purchase order, [***] the purchase order. BGM agrees to supply the Manual Test Kits to HDL in accordance with the terms of each accepted purchase order to the extent consistent with Section 2.1 and the other provisions of this Agreement.

2.3. Labeling; Packaging. All Manual Test Kits shall be labeled, packaged and shipped in accordance with applicable law.

2.4. Shipping Charges; Risk of Loss. All shipments shall be made FOB delivery address with the shipping charges paid by HDL. BGM shall bear all risk of loss until such time as delivery is made to HDL.

2.5. Quality Control Testing. All production batches of Manual Test Kits shall be manufactured in accordance with the current Good Manufacturing Practice regulations and the Quality System Regulations promulgated by the FDA, including 21 C.F.R. Part 820 and tested in accordance with appropriate quality control testing procedures prior to shipment to HDL, and Manual Test Kits failing such testing shall not be shipped to HDL.

2.6. Supply to Affiliates. If any Affiliate of HDL located in the Territory desires to purchase Manual Test Kits from BGM under the terms of this Agreement, then BGM shall provide such Affiliate with all of the benefits hereof and treat such Affiliate as HDL for the purposes of this Agreement and such Affiliates shall have all the obligations of HDL hereunder. HDL unconditionally guarantees all of the obligations contained in this Agreement of its Affiliates purchasing Manual Test Kits from BGM pursuant to this Agreement.

3.           Inclusion of Test in Panel; Right of First Negotiation.

3.1. Inclusion of Test in Panel. HDL shall include the Test in its standard menu of lab tests offered by HDL.

3.2. Right of First Negotiation. If BGM intends to enter into an agreement with a third party under which such party would have the right to offer or sell the multivariate biomarker blood-based test for atherothrombotic cardiovascular disease currently being developed by BGM under the name “AMIPredict,” In the event HDL performs a minimum of [***] galectin-3 assays per [***] for a minimum of [***] prior to [***], BGM shall, before entering into any such agreement, provide HDL with written notice of such intention, and negotiate with HDL in good faith for a period of [***] regarding the terms upon which BGM might enter into such an agreement with HDL. If the parties are unable to agree on such terms within such [***] period, BGM shall have no further obligation to HDL with respect to such test.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.           Payments to BGM.

4.1. Prices. HDL agrees to pay the Kit Price for each Manual Test Kit purchased by HDL and its Affiliates.

4.2. Invoicing; Payment Terms and Taxes. BGM will provide an invoice to HDL for all Manual Test Kits ordered and shipped to HDL or its Affiliates, which shall be payable by HDL within thirty (30) days after the date of HDL’s receipt of the invoice. HDL is taxable based on the shipment destination and all applicable local/state taxes are the responsibility of HDL. In those states where BGM collects local/state sales taxes, BGM will add these taxes to the invoices and remit to the appropriate taxing authority. Invoices shall be mailed to HDL at the following address:

ATTN: Accounts Payable

Health Diagnostic Laboratory, Inc.

737 N. 5th Street, Suite 103

Richmond, VA 23219

5.           Support and Assistance.

5.1. Support to be Provided by BGM. BGM agrees to provide the following clinical market development resources, programs and assistance as reasonably requested by HDL for the Testing Services (at no additional cost to HDL):

5.1.1. BGM will manage clinical studies it performs concerning the Test, clinical publications relating to the Test, and maintain the supporting data and other sources of proof concerning the safety, accuracy and efficacy of the Test;

5.1.2. BGM will use commercially reasonable efforts to maintain relationships with key opinion leaders in the field associated with the Test;

5.1.3. BGM will use commercially reasonable efforts to manage and fund society and clinical speakers bureaus which may be beneficial for the Test;

5.1.4. BGM will use commercially reasonable efforts to offer CME and other medical education programs relating to the Test;

5.1.5. BGM will use commercially reasonable efforts to provide field sales support for the Test in coordination with HDL;

5.1.6. BGM will supply HDL and its Affiliates with marketing and promotional information for the Test for inclusion by HDL in the materials created by HDL pursuant to Section

5.2. Support to be Provided by HDL. HDL agrees to provide the following marketing support and market education assistance during the Term of this Agreement (at no additional cost to BGM):

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2.1. HDL will train its sales and service representatives (including without limitation communicating the core messages and value proposition for the Test) to enable them to sell the Testing Service by calling on relevant physician segments;

5.2.2. HDL will [***] to [***] who have [***];

5.2.3. HDL will cooperate in good faith with BGM in the participation and promotion (with BGM representatives) of a reasonable number of BGM-funded events (including without limitation “Lunch and Learns”, grand rounds, and professional/medical seminars), provided HDL receives reasonable prior notice of such events;

5.2.4. HDL will [***] with a [***] of the [***] for [***].

6.           Kit Quality, Warranties, and Legal Standards.

6.1. BGM Warranties. BGM represents, warrants and covenants to HDL that:

6.1.1. All Manual Test Kits shall be free from material defects when shipped to HDL and its Affiliates and shall conform to their Specifications for a minimum shelf life of the longer of (i) [***] from the date of delivery.

6.1.2. BGM will convey to HDL and its Affiliates good and full title to all Manual Test Kits delivered, free and clear of any security interests, liens, claims or encumbrances;

6.1.3. To BGM’s knowledge, neither BGM nor any of its employees or agents rendering services pursuant to this Agreement is under investigation by any Regulatory Authority, including the FDA, for activities that could form the basis of a debarment action or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a, or any other similar law of any Regulatory Authority; and BGM shall notify HDL promptly upon any learning of any inquiry concerning or the commencement of any such investigation or proceeding involving BGM or any person or entity related to or involved in BGM’s performance of its obligations under this Agreement;

6.1.4. BGM’s personnel and consultants have, and shall have, all training, licenses, approvals, certifications, immunizations, equipment and information to the extent required by law, including specifically 21 C.F.R. Part 820 (to the extent applicable), and consistent with the standard of care in the industry, including those actions reasonably necessary for safely and properly performing the obligations under this Agreement, and BGM will use commercially reasonable efforts to ensure that all such training, licenses, approvals, certifications, immunizations, equipment and information are properly maintained throughout the conduct of BGM’s activities under this Agreement;

6.1.5. BGM is and will remain in compliance with all applicable regulatory and legal requirements, as interpreted and enforced by Regulatory Authorities, including but not limited to registration and listing requirements under 21 C.F.R. Part 807 (to the extent applicable), and the Quality System Regulations under 21 C.F.R. Part 820;

6.1.6. Neither BGM nor, to its knowledge, any of its personnel, have been involved in an investigation or in research that was terminated, as the term “termination” is used in 21 C.F.R. § 812.3(q), nor, to BGM’s knowledge, have they been subjected to any restrictions or sanctions related to allegations of research or professional misconduct;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.1.7. None of the Manual Test Kits supplied by BGM shall be adulterated or misbranded (within the meaning of the U.S. Food Drug and Cosmetic Act, as amended, 21 U.S.C. 301 et. seq., and the regulations promulgated thereunder) when shipped by BGM to HDL;

6.2. Records. BGM shall, at all times, keep accurate records with respect to Manual Test Kits produced and sold to HDL pursuant to this Agreement, as required by applicable law, including without limitation GMP.

6.3.           HDL Warranties. HDL represents, warrants and covenants to BGM that:

6.3.1. HDL’s obligations and responsibilities under this Agreement (including without limitation the performance of Manual Tests) will be performed in compliance with applicable federal, state and local laws, rules and regulations, as interpreted and enforced by Regulatory Authorities;

6.3.2. HDL shall use the Manual Test Kits only for the purpose of providing the Testing Service. HDL shall not resell or otherwise transfer Manual Test Kits to any Entity, except that HDL may transfer Manual Test Kits to one or more Affiliates that provide, or assist HDL in providing, the Testing Service;

6.3.3. To HDL’s knowledge, neither HDL nor any of its employees or agents rendering services pursuant to this Agreement is under investigation by any Regulatory Authority, including the FDA, for activities that could form the basis of a debarment action or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a, or any other similar law of any Regulatory Authority; and HDL shall notify BGM promptly upon any learning of any inquiry concerning or the commencement of any such investigation or proceeding involving BGM or any person or entity related to or involved in BGM’s performance of its obligations under this Agreement;

6.3.4. HDL’s personnel and consultants have, and shall have, all training, licenses, approvals, certifications, immunizations, equipment and information to the extent required by law, and consistent with the standard of care in the industry, including those actions reasonably necessary for safely and properly performing the obligations under this Agreement, and HDL will use commercially reasonable efforts to ensure that all such training, licenses, approvals, certifications, immunizations, equipment and information are properly maintained throughout the conduct of HDL’s activities under this Agreement;

6.3.5. HDL is and will remain in compliance with all applicable regulatory and legal requirements, as interpreted and enforced by Regulatory Authorities, including but not limited to registration and listing requirements under 21 C.F.R. Part 807 (to the extent applicable), and the Quality System Regulations under 21 C.F.R. Part 820; and

6.3.6. Neither HDL nor, to its knowledge, any of its personnel, have been involved in an investigation or in research that was terminated, as the term “termination” is used in 21 C.F.R. § 812.3(q), nor, to HDL’s knowledge, have they been subjected to any restrictions or sanctions related to allegations of research or professional misconduct.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.           Term; Termination.

7.1. Term. This Agreement shall commence as of the Effective Date and, unless earlier terminated pursuant to the terms of this Agreement, shall continue until the five (5) year anniversary of the Effective Date. Upon expiration of the foregoing period, this Agreement shall automatically terminate unless extended by mutual written agreement of the parties.

7.2. Termination for Breach. This Agreement may be terminated upon sixty (60) days prior written notice by either party for failure of the other party to comply with the terms of this Agreement (with the notice including a reasonable description of such failure), unless the party in default remedies its failure within such sixty (60) day notice period.

7.3. Effect of Termination. Upon the expiration or termination of this Agreement for any reason, (i) HDL shall be responsible for the payment of all issued and outstanding invoices for Manual Test Kits delivered as of the effective date of expiration or termination hereof and any Manual Test Kits delivered and accepted under subsection (ii) hereof; (ii) BGM shall complete delivery of Manual Test Kits under all purchase orders then existing according to the terms of this Agreement; (iii) each party shall promptly return any confidential information of the other Party (including without limitation all copies) except for one copy which may be retained solely for archival/legal purposes; and (iv) the provisions of Sections 1 and 6 through 10, as well as any other obligations which by their terms continue after expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement for any reason and remain binding upon the parties. Notwithstanding the expiration or termination of this Agreement for any reason, HDL and its Affiliates shall be permitted, following such termination, to use any Manual Test Kits it has already purchased to perform Tests and sell the Testing Services.

8.           Confidentiality. The parties acknowledge that they may exchange confidential or proprietary information as a result of this Agreement, including without limitation the Specifications and other information related to the Manual Test Kits. Each party agrees that, during the term of this Agreement and thereafter, it shall not, directly or indirectly, (i) use the other party’s confidential or proprietary information for any reason other than to perform its obligations or exercise its rights under this Agreement, or (ii) disclose or otherwise make available the other party’s confidential or proprietary information to any third Parties, except in either case as authorized by such other party in writing.

9.           Limitations of Liability.

9.1. Indemnification by BGM. BGM agrees to indemnify, defend, and hold harmless HDL, its Affiliates, and their respective employees, officers, directors, agents, successors, and assigns from and against any and all liabilities, obligations, losses, fines, costs, penalties, assessments, deficiencies, demands, actions, suits, proceedings, judgments, expenses or damages of any nature (including without limitation attorneys’ fees) resulting from claims of third parties arising from or relating to (i) any breach of this Agreement by BGM (including without limitation breach of any representations, warranties, covenants or obligations of BGM herein) or (ii) any misrepresentations made by BGM’s field representatives or other employees or agents to third parties concerning the Test or Testing Services. However, the foregoing rights to indemnity shall not apply to the extent that such claim results from HDL’s negligence or intentionally harmful misconduct, HDL’s breach of this Agreement, or from the modification or improper handling,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

storage or use of any Manual Test Kit by HDL or a third party outside of BGM’s control or without BGM’s permission or any incorrect reporting of results from the performance of Manual Tests. In the event of a lawsuit or other action in connection with which HDL is seeking indemnification from BGM hereunder, HDL agrees to give timely notice of the lawsuit or action to BGM and to cooperate with BGM in the defense of the lawsuit or action, at BGM’s expense.

9.2. Indemnification by HDL. HDL agrees to indemnify, defend, and hold harmless BGM, its Affiliates, and their respective employees, officers, directors, agents, successors, and assigns from and against any and all liabilities, obligations, losses, fines, costs, penalties, assessments, deficiencies, demands, actions, suits, proceedings, judgments, expenses or damages of any nature (including without limitation attorneys’ fees) resulting from claims of third parties arising from or relating to (i) any breach of this Agreement by HDL (including without limitation breach of any representations, warranties, covenants or obligations of HDL herein), (ii) any misrepresentations made by HDL’s field representatives or other employees or agents to third parties concerning the Test or Testing Services, or (iii) HDL and/or its Affiliates’ improper handling, storage or use of any Manual Test Kits or any incorrect reporting of results from the performance of Manual Tests. However, the foregoing rights to indemnity shall not apply to the extent that such claim results from BGM’s negligence or intentionally harmful misconduct or BGM’s breach of this Agreement. In the event of a lawsuit or other action in connection with which BGM is seeking indemnification from HDL hereunder, BGM agrees to give timely notice of the lawsuit or action to HDL and to cooperate with HDL in the defense of the lawsuit or action, at HDL’s expense.

9.3. Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.4. Limited Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, EXCEPT FOR (A) DAMAGES INCLUDED IN THIRD PARTY CLAIMS FOR WHICH A PARTY IS ENTITLED TO INDEMNIFICATION FROM THE OTHER PARTY, OR (B) DAMAGES ARISING FROM INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OF THE OTHER PARTY. THE TOTAL LIABILITY OF EACH PARTY, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE, UNDER THIS AGREEMENT OR WITH RESPECT TO THE MANUAL TEST KITS SHALL BE LIMITED TO THE AMOUNTS RECEIVED BY BGM FROM HDL UNDER THIS AGREEMENT, PROVIDED, THAT THE FOREGOING SHALL NOT LIMIT THE PARTIES’ OBLIGATIONS TO PROVIDE INDEMNIFICATION WITH RESPECT TO THIRD PARTY CLAIMS PURSUANT TO SECTION 9.1 OR 9.2, AS APPLICABLE.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.           Miscellaneous.

10.1. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

10.2. Benefit; Assignment. The rights, duties, and obligations of the parties under this Agreement shall inure to the benefit and shall be binding upon their respective successors and permitted assigns. Neither this Agreement nor the respective rights, duties, obligations, and responsibilities of either party under this Agreement may be assigned, subcontracted or otherwise transferred, in whole or in part, to any other Entity without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that without such consent (i) BGM shall have the right to have Manual Test Kits manufactured by a CMO, and (ii) either party may assign this Agreement in whole, but not in part, to any purchaser of all or substantially all of its assets to which this Agreement relates, or to an Affiliate or to any successor corporation resulting from a Change of Control.

10.3. Relationship. The relationship between BGM and HDL is solely that of seller, on the one hand, and buyer, on the other hand, and nothing in this Agreement shall constitute either party as the agent, partner or legal representative of the other party for any purpose whatsoever; nor shall either party hold itself out as such. Neither party shall have any authority to bind or commit the other party in any manner or for any purpose.

10.4. Notices. Any notice, request or communication given, made or sent pursuant to the terms of this Agreement shall be made in writing and shall be deemed duly given: (i) on the day delivered personally, (ii) three (3) days after being sent registered or certified mail, return receipt requested, or (iii) one day after the date communicated via facsimile (with the original being sent the same day by registered or certified mail, return receipt requested) to the other party at the following addresses and numbers (or to such other addresses and numbers as either party hereto may hereafter designate in writing):

BGM	HDL

BG Medicine, Inc.	Health Diagnostic Laboratory, Inc.
Attn: President	Attn: President
610N Lincoln Street	737 N. 5th Street, Suite 103
Waltham, MA 02451	Richmond, VA 23219
Fax: (781) 895-1119	Fax: (804) 343-2704

10.5. Change in Law. The terms of this Agreement are intended to be in compliance with all federal, state and local statutes, regulations and ordinances applicable on the Effective Date. The parties agree to execute amendments as may be necessary for the continuing compliance with the aforementioned applicable laws, as additional regulations are promulgated or become final and effective.

10.6. Severability; Headings; Counterparts; Amendment; Waiver; Entire Agreement. If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining items hereof shall not be affected, but shall be valid and enforced to the fullest extent permitted by law.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The headings used in this Agreement are intended for guidance only and shall not be considered part of the written understanding between the parties hereto. This Agreement may be executed in counterparts in order to provide each party with a fully-executed original hereof. Except as otherwise provided herein, this Agreement may not be changed, modified or amended except by an agreement in writing signed by both parties. The waiver by any party to this Agreement of any breach or violation of any provisions of this Agreement by any other party hereto shall not operate as a waiver of any other or subsequent breach. All Exhibits attached hereto are hereby incorporated by reference. This Agreement reflects the complete understanding of the parties and constitutes their entire agreement, superseding all prior negotiations, representations, agreements, understandings, and statements regarding its subject matter.

10.7. Force Majeure. Neither party shall be liable for loss, damage, detention or delay resulting from any cause whatsoever beyond its reasonable control or resulting from a force majeure, including, without limitation, fire, flood, strike, lockout, civil or military authority, insurrection, war, or embargo, and delivery dates shall be extended to the extent of any delays resulting from the foregoing or similar causes. The party so affected shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as reasonably possible. The party giving such notice shall be excused from such of its obligations hereunder for so long as it is so disabled; provided, however, that such affected party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 10.7 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, HDL and BGM have caused this Supply Agreement to be executed by their duly authorized officer as of the Effective Date.

BG Medicine, Inc.		Health Diagnostic Laboratory, Inc.

By:	/s/ Pieter Muntendam	By:	/s/ Tonya Mallory 3/15/11
Printed Name:	Pieter Muntendam	Printed Name:	Tonya Mallory
Title:	President and CEO	Title:	Pres & CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Manual Test Kit Description (FDA Approved Product Insert)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.